Exhibit 99.1

Compass Diversified Declares Second Quarter 2022 Distributions on Common and Series A, B and C Preferred Shares

Westport, Conn., July 1, 2022 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that its Board of Directors (the “Board”) has declared a quarterly cash distribution of $0.25 per share on the Company’s common shares (the “Common Shares”). The distribution for the three months ended June 30, 2022 is payable on July 28, 2022 to all holders of record of Common Shares as of July 21, 2022.

The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period is payable on July 30, 2022 to all holders of record of Series A Preferred Shares as of July 15, 2022. The payment will occur on August 1, 2022, the next business day following the payment date.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period is payable on July 30, 2022 to all holders of record of Series B Preferred Shares as of July 15, 2022. The payment will occur on August 1, 2022, the next business day following the payment date.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, April 30, 2022, up to, but excluding, July 30, 2022. The distribution for such period is payable on July 30, 2022 to all holders of record of Series C Preferred Shares as of July 15, 2022. The payment will occur on August 1, 2022, the next business day following the payment date.

CODI’s common and preferred cash distributions should generally constitute “qualified dividends” for U.S. federal income tax purposes to the extent paid from “earnings and profits” (as determined under U.S. federal income tax principles), provided that the requisite holding period is met. To the extent that the amount of the cash distributions exceeds earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in the shares, and thereafter be treated as capital gain from the sale or exchange of such shares. In addition, shareholders subject to tax rules regarding “unrelated business taxable income” (or “UBTI”) will no longer be allocated UBTI from CODI allowing ownership by certain retirement accounts that previously created tax implications.

About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial and branded consumer sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investor Relations:
Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

Media:
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com